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                                                                     EXHIBIT 4.3

                         FIRST SUPPLEMENTAL INDENTURE

                         Dated as of February 27, 1997

                              ECKERD CORPORATION

                                      TO

              STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                             NATIONAL ASSOCIATION

                                    Trustee
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     FIRST SUPPLEMENTAL INDENTURE, dated as of February 27,1997, between
ECKERD CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware and the surviving corporation of the merger of Eckerd Corporation, a Delaware corporation ("Old Eckerd"), with and into Omega Acquisition Corporation (the "Company") and STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION (the "Trustee").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, Old Eckerd and the Trustee are parties to an Indenture, dated as of November 1, 1993 (the "Indenture"), pursuant to which Eckerd has issued its 9-1/4% Senior Subordinated Notes Due 2004 (the "Securities");

     WHEREAS, on the date hereof Old Eckerd was merged with and into the Company (the Merger") and the Company changed its name to "Eckerd Corporation";

     WHEREAS, the Company and the Trustee desire to enter into this Supplemental Indenture pursuant to Section 901(1) of the Indenture.

     NOW, THEREFORE, the Company and the Trustee agree as follows:



     SECTION 1 ASSUMPTION OF PAYMENT, PERFORMANCE AND OBSERVANCE.  The Company
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expressly confirms that it hereby assumes the due and punctual payment of the principal of, premium, if any, and interest on all of the Securities, according to their tenor, and the due and punctual performance and observance of every covenant and condition of the Indenture to be performed or observed by Old Eckerd thereunder.

     SECTION 2 SUCCESSION. As of the date of this First Supplemental Indenture,
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the Company succeeds to and is substituted for Old Eckerd as the "Company" under the Indenture, with the same effect as if the Company had been an original party to the Indenture.

     SECTION 3 REPRESENTATIONS. The Company hereby represents and warrants to
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the Trustee, as follows:

          (i) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware; and


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                                       2

          (ii) Immediately prior to and immediately after the Merger, no Default or Event of Default occurred and was or is continuing.

     SECTION 4 DEFINITIONS.  All of the terms used in this First Supplemental
               -----------
Indenture and not otherwise defined herein shall have the meanings specified in the Indenture.

     SECTION 5 GOVERNING LAW. This First Supplemental Indenture shall be
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construed in accordance with and governed by the laws of the State of New York.

     SECTION 6 COUNTERPARTS. This First Supplemental Indenture may be executed
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in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     SECTION 7 PART OF INDENTURE. This First Supplemental Indenture is executed
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by the Company and the Trustee pursuant to Section 901(1) of the Indenture and shall be deemed to be a part of the Indenture for all purposes.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and acknowledged, all as of the day and year first above written.

                                        ECKERD CORPORATION



                                        By:  /s/ James M. Santo
                                           --------------------------------
                                           Name:  James M. Santo
                                           Title: Executive Vice President/
                                                      Administration



                                        STATE STREET BANK AND TRUST
                                        COMPANY OF CONNECTICUT,
                                        NATIONAL ASSOCIATION


                                        By:  /s/ Andrew M. Sinasky
                                           --------------------------------
                                           Name:  Andrew M. Sinasky
                                           Title: Assistant Vice President